Exhibit 10.1
INDEMNIFICATION AGREEMENT
(NON-EMPLOYEE DIRECTOR)
     THIS AGREEMENT is made and entered into as of this ___day of November, 2007, by and between Lifecore Biomedical, Inc., a Minnesota corporation (the “Company”), and                      (“Indemnitee”).
W I T N E S S E T H :
     WHEREAS, the Company desires to retain the current and future services of Indemnitee and to reimburse Indemnitee and his Affiliates (as defined below) for personal economic losses of Indemnitee and his Affiliates resulting from the good faith performance of Indemnitee’s duties; and
     WHEREAS, the indemnification provisions of the Bylaws of the Company are subject to reduction or elimination at any time without the consent of Indemnitee, and the Company desires to provide indemnification to Indemnitee and his Affiliates to the fullest extent permitted by law despite any such change in the Bylaws.
     NOW, THEREFORE, in consideration of the continued services of Indemnitee to the Company, the Company and Indemnitee agree as follows:
     1. Indemnification. The Company agrees to indemnify (a) Indemnitee according to the terms, conditions and procedures of Exhibit A attached hereto from the date hereof in perpetuity, and (b) any employer, partner or other affiliate of Indemnitee (collectively, “Affiliates”) to the extent that such Affiliate incurs or is found liable for any judgments, penalties, fines or other expenses with respect to which Indemnitee would be entitled to indemnification from the Company hereunder.
     2. Amendments to Bylaws. Any amendments to the Bylaws of the Company which reduce or eliminate indemnification rights of persons thereunder shall have no effect with respect to this Agreement, and thereafter Indemnitee and his Affiliates shall continue to have all of the rights and benefits of this Agreement despite any such amendments to the Bylaws. However, if the Bylaws of the Company or the Minnesota Statutes are amended to provide for greater indemnification rights or privileges, this Agreement shall not be construed so as to limit Indemnitee’s or his Affiliates’ rights and privileges to the terms hereof and Indemnitee and his Affiliates shall be entitled to the full benefit of any such additional rights and privileges. Furthermore, to the extent that the Minnesota Statutes or other applicable law now or hereafter establishes that indemnification cannot be made by the Company according to this Agreement in any respect, this Agreement shall be interpreted as being simultaneously amended to provide indemnification hereunder to the fullest extent permitted by law.
     3. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by any and all successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, heirs, estates, representatives and administrators of the parties hereto.
     4. No Amendments. This Agreement may not be amended, modified or terminated, except by the express written consent thereto by both parties hereto.
     5. Other Agreements. This Agreement is supplementary to and not exclusive of other agreements between the Company and Indemnitee which may exist now or in the future to the extent such agreements are not inconsistent herewith.
     6. Survival. The rights of Indemnitee and his Affiliates under this Agreement shall survive and continue in effect after the termination of services to the Company by Indemnitee, whether by death, retirement or otherwise.
     7. Savings. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.
     8. Governing Law. This Agreement shall be interpreted and governed by the laws of the State of Minnesota.
     9. Intended Beneficiaries. Indemnitee’s Affiliates are intended to be third-party beneficiaries of this Agreement, and they shall have the right to enforce this Agreement against the Company to the same extent as if they were parties hereto.
     10. Non-Exclusivity. The rights provided by the Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation, the Bylaws, or otherwise.
     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date set forth above.

LIFECORE BIOMEDICAL, INC.

By:

Print Name:

Title:

INDEMNITEE

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EXHIBIT A
Indemnification
     Section 1. Definitions.
     (a) For purposes of this Exhibit the terms defined in this Section have the meanings given them.
     (b) “Corporation” includes Lifecore Biomedical, Inc. and a domestic or foreign corporation that was the predecessor of Lifecore Biomedical, Inc. in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.
     (c) “Official Capacity” means the position of director in the Corporation.
     (d) “Proceeding” means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a proceeding by or in the right of the Corporation.
     (e) “Special Legal Counsel” means counsel who has not represented the Corporation or related corporation, or a director, officer, member of a committee of the Board or employee whose indemnification is in issue.
     Section 2. Indemnification Mandatory; Standard.
     (a) Subject to the provisions of Section 5, the Corporation shall indemnify a person made or threatened to be made a party to a Proceeding by reason of the former or present Official Capacity of the person against judgments, penalties, fines, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the Proceeding, if, with respect to the acts or omissions of the person complained of in the Proceeding, the person:
     (1) acted in good faith;
     (2) received no improper personal benefit and Minnesota Statutes, Section 302A.255, if applicable, has been satisfied;
     (3) in the case of a criminal Proceeding, had no reasonable cause to believe the conduct was unlawful; and
     (4) reasonably believed that the conduct was in the best interests of the Corporation.
     (b) The termination of a Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, establish that the person did not meet the criteria set forth in this Section 2.

     Section 3. Advances. Subject to the provisions of Section 5, if a person is made or threatened to be made a party to a Proceeding, the person is entitled, upon written request to the Corporation, to payment or reimbursement by the Corporation of reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in advance of the final disposition of the Proceeding, (a) upon receipt by the Corporation of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth in Section 2 have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the Corporation, if it is ultimately determined that the criteria for indemnification have not been satisfied, and (b) after a determination that the facts then known to those making the determination would not preclude indemnification under this Exhibit. The written undertaking required by clause (a) is an unlimited general obligation of the person making it, but need not be secured and shall be accepted without reference to financial ability to make the repayment.
     Section 4. Reimbursement to Witness. The Corporation shall reimburse expenses, including attorneys’ fees and disbursements, incurred by a person in connection with an appearance as a witness in a Proceeding at a time when the person has not been made or threatened to be made a party to a Proceeding.
     Section 5. Determination of eligibility.
     (a) All determinations of whether indemnification of a person is required because the criteria set forth in Section 2 have been satisfied and whether a person is entitled to payment or reimbursement of expenses in advance of the final disposition of a Proceeding as provided in Section 3 shall be made:
     (1) by the Board by a majority of a quorum, provided that directors who are at the time parties to the Proceeding shall not be counted for determining either a majority or the presence of a quorum;
     (2) if a quorum under clause (1) cannot be obtained, by a majority of a committee of the Board, consisting solely of two or more directors not at the time parties to the Proceeding, duly designated to act in the matter by a majority of the full Board including directors who are parties;
     (3) if a determination is not made under clause (1) or (2), by Special Legal Counsel, selected either by a majority of the Board or a committee by vote pursuant to clause (1) or (2) or, if the requisite quorum of the full Board cannot be obtained and the committee cannot be established, by a majority of the full Board including directors who are parties;
     (4) if a determination is not made under clauses (1) to (3), by the affirmative vote of the shareholders, as required by Minnesota Statutes, Section 302A.437, provided that shares held by parties to the Proceeding shall not be counted in determining the presence of a quorum and shall not be considered present and entitled to vote on the determination; or

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     (5) if an adverse determination is made under clauses (1) to (4), or if no determination is made under clauses (1) to (4) within 60 days after the termination of a Proceeding or after a request for an advance of expenses, as the case may be, by a court in this state, which may be the same court in which the Proceeding involving the person’s liability took place, upon application of the person and any notice the court requires.

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